Exhibit 5.3

HUNTON & WILLIAMS LLP 200 PARK AVENUE NEW YORK, NY 10166-0005 TEL 212 ● 309 ● 1000 FAX 212 ● 309 ● 1100

October 3, 2016

Great Plains Energy Incorporated

1200 Main Street

Kansas City, Missouri 64105

Re:	Great Plains Energy Incorporated

    Post-Effective Amendment No. 1 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special counsel to Great Plains Energy Incorporated, a Missouri corporation (the “Company”), in connection with the issuance and sale of 17,250,000 depositary shares (the “Depositary Shares”) (which includes 2,250,000 additional Depositary Shares issued and sold pursuant to the underwriters’ option to purchase additional shares), each representing a 1/20th interest in a share of the Company’s 7.00% Series B Mandatory Convertible Preferred Stock, without par value, with an initial liquidation preference of $1,000 per share (the “Mandatory Convertible Preferred Stock”), covered by the Company’s Post-Effective Amendment No. 1 to Registration Statement (the “Registration Statement”) on Form S-3 (No. 333-202692), including the prospectus constituting a part thereof, dated September 27, 2016, and the final prospectus supplement, dated September 27, 2016 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Depositary Shares were issued under a Deposit Agreement, dated as of October 3, 2016 (the “Deposit Agreement”), among the Company, Computershare Trust Company, N.A. and Computershare Inc., acting jointly as depositary (the “Depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares, and sold pursuant to an underwriting agreement dated September 27, 2016 (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein.

In rendering the opinion expressed below, we have examined and relied upon copies of the Registration Statement and the exhibits filed therewith, the Certificate of Designations and the Deposit Agreement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as

Great Plains Energy Incorporated

October 3, 2016

to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons other than the directors and officers of the Company, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Deposit Agreement is the valid and legally binding obligation of the Depositary.

Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that the Depositary Shares, when duly authorized, executed and issued as provided in the Deposit Agreement and in the manner and for the consideration contemplated by the Registration Statement and the Prospectus, will constitute the valid and binding obligations of the Company (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law), and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion may not be relied upon by you for any other purpose.

Very truly yours,

/s/ Hunton & Williams LLP

HUNTON & WILLIAMS LLP